EXHIBIT 99.1

Quanex Building Products Corporation Reports 2015 Fourth Quarter and Fiscal Year Results

Fourth quarter EBITDA more than doubles to $27.5 million
EPS of $0.29 versus $0.08 last year
HL Plastics exceeds expectations in first full quarter since acquisition
Completes acquisition of Woodcraft Industries

HOUSTON, Dec. 14, 2015 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX), a leading OEM supplier of building products components, today released results for the fourth quarter and fiscal year ended October 31, 2015.

"The fourth quarter was a great finish to an exciting year for Quanex Building Products," said Chairman, President and Chief Executive Officer Bill Griffiths. "Fourth quarter EBITDA results more than doubled over last year's performance, despite slower revenue growth. Gross margins continued to improve as we saw further progress in the financial performance of our vinyl profile business. HL Plastics exceeded our internal expectations in their first full quarter after the acquisition, and we successfully completed the acquisition of Woodcraft Industries as planned on November 2nd. The stage is now set for a solid fiscal 2016 and beyond."

Highlights for the fourth quarter include:

  Improved margins from base business and addition of HL Plastics
  Reported EPS from Continuing Operations of $0.29 versus prior year's $0.08
  Strong cash generation – $42 million reduction in debt from June 15th to October 31st
  Acquisition of Woodcraft Industries on November 2nd
  Proforma net debt/EBITDA leverage ratio following Woodcraft acquisition equals 2.9x

Highlights for the fiscal year include:

  Improved margins from base business and addition of HL Plastics
  Reported EPS from Continuing Operations of $0.46 versus prior year's $0.22
  Year-end net debt of $34.3 million
  Acquisition of HL Plastics on June 15th

Reported revenue for the quarter was 19% higher than the prior year; 2% higher for the legacy business. Reported revenue for the year was 8% higher; 1% higher for the legacy business. Comparable sales for the legacy business after adjusting for the negative FX impact and the impact of a lower oil surcharge was 6.2% higher for the quarter and 5.9% higher for the year. Reduced sales into Russia coupled with the expected reduction in vinyl profile revenues were the key contributors to the softer growth rates. Fourth quarter 2015 gross margins improved 430 basis points driven primarily by labor and operating efficiencies as well as repair and maintenance improvement in the vinyl business.

Additional information related to fourth quarter and fiscal year 2015 results, including a reconciliation of EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) to its most comparable GAAP measure, can be found in the supplemental schedules accompanying this press release.

Business Outlook

Assuming modest overall growth rates of 5-6%, Quanex expects 2016 revenues to approach $1 billion. At this level, and with further improvements across all segments of the business, projected 2016 EBITDA will be in the range of $112-$120 million. Additional 2016 assumptions include depreciation and amortization of $51 million, interest expense of $23 million (6.75% all in senior debt rate), tax rate of 34% and capital expenditure spend of $45 million.

Mr. Griffiths concluded, "Economic forecasts at this time of the year always tend to be optimistic, and have historically been revised downward as the year progresses. However, if the current economic forecasts prove to be accurate, growth rates could be in the 7%-8% range with a commensurate improvement in EBITDA."

Conference Call Information

Quanex will host its conference call today, December 14, 2015 at 11:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.quanex.com in the Investors section.

Forward Looking Statements

Statements that use the words "estimated," "expect," "could," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, future operating results of Quanex, the investments being made in our vinyl business, the future financial condition of Quanex, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company's industry, and the Company's future growth, including revenue and EBITDA guidance. The statements set forth in this release are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, the availability and cost of raw materials, and customer demand. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2014, under the sections entitled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors," in our other documents filed with the Securities and Exchange Commission from time to time. Any forward-looking statements in this press release are made as of the date hereof, and Quanex Building Products Corporation undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

For additional information, please visit www.quanex.com

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2015	2014	2015	2014

Net sales	$ 195,459	$ 163,816	$ 645,528	$ 595,384
Cost of sales	145,628	129,040	499,097	464,584
Selling, general and administrative	22,379	21,158	86,536	82,150
Depreciation and amortization	10,679	8,319	35,220	33,869
Asset impairment charges	--	--	--	505
Operating income	16,773	5,299	24,675	14,276
Interest expense	(367)	(143)	(991)	(562)
Other, net	(831)	26	(531)	92
Income before income taxes	15,575	5,182	23,153	13,806
Income tax expense	(5,632)	(2,170)	(7,539)	(5,468)
Income from continuing operations	9,943	3,012	15,614	8,338
Income (loss) from discontinued operations, net of taxes	--	1,944	479	20,896
Net income	$ 9,943	$ 4,956	$ 16,093	$ 29,234

Earnings (loss) per common share:
From continuing operations	$ 0.30	$ 0.08	$ 0.46	$ 0.22
From discontinued operations	$ --	$ 0.05	$ 0.01	$ 0.57

Diluted earnings (loss) per common share:
From continuing operations	$ 0.29	$ 0.08	$ 0.46	$ 0.22
From discontinued operations	$ --	$ 0.05	$ 0.01	$ 0.56

Weighted average common shares outstanding:
Basic	33,640	37,000	33,993	37,128
Diluted	34,148	37,534	34,502	37,679

Cash dividends per share	$ 0.04	$ 0.04	$ 0.16	$ 0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	October 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$ 23,125	$ 120,384
Accounts receivable, net	64,080	55,193
Inventories, net	63,029	57,358
Deferred income taxes	14,024	21,442
Prepaid and other current assets	7,992	6,052
Total current assets	172,250	260,429
Property, plant and equipment, net	140,672	109,487
Deferred income taxes	--	1,545
Goodwill	129,770	70,546
Intangible assets, net	120,810	70,150
Other assets	8,529	4,956
Total assets	$ 572,031	$ 517,113

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 47,778	$ 41,488
Accrued liabilities	37,364	32,482
Income taxes payable	747	107
Current maturities of long-term debt	2,359	199
Total current liabilities	88,248	74,276
Long-term debt	55,041	586
Non Current Deferred Tax	5,241	--
Deferred pension and postretirement benefits	5,701	4,818
Liability for uncertain tax positions	564	4,626
Other liabilities	21,941	11,887
Total liabilities	176,736	96,193
Stockholders' equity:
Common stock	376	376
Additional paid-in-capital	250,937	249,600
Retained earnings	222,138	202,319
Accumulated other comprehensive loss	(10,049)	(5,708)
Treasury stock at cost	(68,107)	(25,667)
Total stockholders' equity	395,295	420,920
Total liabilities and stockholders' equity	$ 572,031	$ 517,113

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Twelve Months Ended October 31,
	2015	2014
Operating activities:
Net income	$ 16,093	$ 29,234
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	35,220	36,910
Stock-based compensation	4,266	3,925
Deferred income tax (benefit) provision	5,204	14,246
Excess tax benefit from share-based compensation	(60)	(654)
Asset impairment charges	--	1,007
Gain on sale of discontinued operations	--	(39,122)
Gain on involuntary conversion	(1,263)	(2,408)
Other, net	476	2,691
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Decrease in accounts receivable	2,668	484
Decrease (Increase) in inventory	9,805	(25,650)
Increase in other current assets	(1,304)	(1,098)
(Decrease) increase in accounts payable	(2,862)	12,842
Decrease in accrued liabilities	(576)	(6,871)
Increase in income taxes payable	369	866
Decrease in deferred pension and postretirement benefits	(372)	(347)
Decrease in other long-term liabilities	(283)	(2,172)
Other, net	(294)	(3,105)
Cash used for operating activities	67,087	20,778
Investing activities:
Proceeds from sale of discontinued operations	--	107,431
Acquisitions, net of cash acquired	(131,689)	(5,161)
Capital expenditures	(29,982)	(33,779)
Proceeds from property insurance claim	1,263	4,801
Proceeds from disposition of capital assets	264	832
Cash used in investing activities	(160,144)	74,124
Financing activities:
Credit facility borrowings	117,000	--
Repayments of credit facility borrowings	(67,000)	--
Repayments of other debt & capital lease obligations	(1,020)	(175)
Common stock dividends paid	(5,515)	(5,992)
Issuance of common stock	5,109	3,249
Excess tax benefit from share-based compensation	60	654
Purchase of treasury stock	(52,719)	(22,281)
Other	(496)	86
Cash used in financing activities	(4,581)	(24,459)

Effect of exchange rate changes on cash and cash equivalents	379	207

(Decrease) increase in cash and cash equivalents	(97,259)	70,650
Cash and cash equivalents at beginning of period	120,384	49,734
Cash and cash equivalents at end of period	$ 23,125	$ 120,384

NOTE: The cash flow statement presentation includes the sources and uses of cash for the discontinued operations as operating, investing and financing cash flows, as applicable, combined with such cash flows for continuing operations, as permitted by U.S. GAAP.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) is a non-GAAP financial measure that Quanex's management uses to measure its operational performance and assist with financial decision-making. EBITDA is a key metric used by management in determining the value of annual incentive awards for its employees. We believe this non-GAAP measure (included under market conditions outlined in our forward-looking guidance) provides a consistent basis for comparison between periods, and will assist investors in understanding our financial performance when comparing our results to other investment opportunities. EBITDA may not be the same as that used by other companies. The company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with US GAAP.

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2015	2014	2015	2014
	Quanex	Quanex	Quanex	Quanex
Net income	$ 9,943	$ 4,956	$ 16,093	$ 29,234
Income from discontinued operations, net of taxes	--	(1,944)	(479)	(20,896)
Income tax expense	5,632	2,170	7,539	5,468
Other, net	831	(26)	531	(92)
Interest expense	367	143	991	562
Operating income	16,773	5,299	24,675	14,276
Depreciation and amortization	10,679	8,319	35,220	33,869
EBITDA	$ 27,452	$ 13,618	$ 59,895	$ 48,145
Transactions related costs	1,698	356	5,628	502
IG warranty reserve benefit	--	--	--	(2,829)
Asset impairment charge	--	--	--	505
Discontinued ERP expenses	--	--	--	500
Foreign currency impact - excluding HL Plastics	204	35	622	128
EBITDA as adjusted	$ 29,354	$ 14,009	$ 66,145	$ 46,951

Financial Statistics as of October 31, 2015
Book value per common share:		$11.75
Total debt to capitalization:		12.7%
Return on invested capital:		4.0%
Actual number of common shares outstanding:		33,962,460

QUANEX BUILDING PRODUCTS CORPORATION
PRE-TAX & AFTER TAX PRESENTATION
(In millions, except per share data)
(Unaudited)

	Q4 2015		Q4 2014		FY 2015		FY 2014
Pre-Tax Presentation	$MM		$MM		$MM		$MM
Operating Income from Continuing Operations As Reported	$ 16.8		$ 5.3		$ 24.7		$ 14.3
Benefit (Reduction) to Operating Income:
IG Warranty Reserve Benefit	--		--		--		(2.8)
Asset Impairment Charge	--		--		--		0.5
Discontinued ERP Expenses	--		--		--		0.5
Foreign Currency Transaction Losses - Excluding HL Plastics	0.2		--		0.6		0.1
Transaction Related Expenses	1.7		0.4		5.6		0.5
Operating Income from Continuing Operations As Adjusted	$ 18.7		$ 5.7		$ 30.9		$ 13.1

	Q4 2015	Q4 2015	Q4 2014	Q4 2014	FY 2015	FY 2015	FY 2014	FY 2014
After-Tax Presentation	$MM	EPS	$MM	EPS	$MM	EPS	$MM	EPS
Income from Continuing Operations As Reported	$ 9.9	$ 0.29	$ 3.0	$ 0.08	$ 15.6	$ 0.46	$ 8.3	$ 0.22
Benefit to EPS:
IG Warranty Reserve Benefit	--	--	--	--	--	--	(1.6)	(0.04)
Asset Impairment Charge	--	--	--	--	--	--	0.3	0.01
Discontinued ERP Expenses	--	--	--	--	--	--	0.3	0.01
Foreign Currency Transaction Losses	0.1	0.00	--	--	0.4	0.01	0.1	0.00
Transaction Related Expenses	1.0	0.03	0.2	0.0	3.6	0.11	0.3	0.01
Diluted Earnings from Continuing Operations As Adjusted	$ 11.0	$ 0.32	$ 3.2	$ 0.08	$ 19.6	$ 0.58	$ 7.7	$ 0.21
CONTACT: Financial Contact: Brent Korb, 713-877-5328; Media Contact: Valerie Calvert, 713-877-5305